Exhibit 10.1

CONFIDENTIAL SUBSCRIPTION AGREEMENT

This CONFIDENTIAL SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is dated as of the 13th day of November 2014, between 6D Global Technologies, Inc., a Delaware corporation, with principal offices at 17 State Street, Suite 450, New York, New York 10004 (the “Company”) and the person or persons listed and signing on the signature page hereto (the “Subscriber”).   All documents mentioned herein are incorporated by reference.

W I T N E S S E T H:

WHEREAS, 6D Global Technologies, Inc. (the “Company” or “6D Global”) is a digital technology solutions provider, listed on the NASDAQ stock market under stock symbol SIXD. The Company was founded by Silicon Valley entrepreneurs with offices in California, Ohio and New York. The Company manages a portfolio of fast growing digital business solutions companies who deliver top performing people with skills and experience in the key digital technology areas that enterprise-class organizations demand during critical changes and growth.

WHEREAS, the Company has engaged Radnor Research & Trading Company, LLC, as the Company’s exclusive placement agent (the “Placement Agent”) to assist the Company selling the shares of Common Stock;

NOW, THEREFORE, in consideration of the premises and respective mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	The Offering.

(a) This Subscription Agreement is for the purchase of common stock of the Company at $2.07 per share. There are 77,066,989 shares issued and outstanding prior to the offering. The minimum investment is twenty thousand seven hundred dollars ($20,700), which is equal to 10,000 shares of common stock in the Company at $2.07 per share.

(b) The minimum offering (the “Minimum Offering”) shall be five hundred thousand dollars ($500,000) and the maximum offering (the “Maximum Offering”) shall be one million five hundred thousand dollars ($1,500,000).

(c) This Offering is being made only to accredited investors who qualify as accredited investors pursuant to the suitability standards for investors described under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and those investors whom have no need for liquidity in their investments.

(d) The use of proceeds is for general corporate purposes, including meeting the equity standard for trading on the NASDAQ stock market.

(e) The Company has agreed to pay the Placement Agent 1) commissions representing 10% of the gross proceeds paid by the Purchasers introduced to the Company solely by the Placement Agent; and 2) common stock warrants to purchase an aggregate of 15% of the number of shares of Common Stock sold in the Private Placement solely introduced by the Placement Agent (the “Compensation Warrants”), at an exercise price equal to $2.21 per share. The Company may also conduct a company direct offering which shall not involve the Placement Agent, which the Placement Agent shall not be entitled to any compensation.

2.	The Party.

6D Global Technologies, Inc. (the “Company” or “6D Global”) is a digital technology solutions provider, listed on the NASDAQ stock market under stock symbol SIXD. The Company was founded by Silicon Valley entrepreneurs with offices in California, Ohio and New York. The Company manages a portfolio of fast growing digital business solutions companies that deliver top performing people with skills and experience in the key digital technology areas that enterprise-class organizations demand during critical changes and growth.

3.	Risks Related to Investing in the Offering.

Investing in the Offering involves a high degree of risk. You should carefully consider the following risk factors, which could materially impact our business and cause our business, financial condition or operating results to differ materially from those contained in forward-looking statements in our various public filings made with the Securities and Exchange Commission. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

Risk Related to our Digital Marketing Business

Our business, financial condition and results of operations may be materially impacted by economic conditions and related fluctuations in client demand for marketing, business, technology and other consulting services.

The market for our consulting services and the technologies used in our solutions is prone to fluctuation with economic cycles — particularly those cycles in the United States, where we earn the majority of our revenues.  During economic cycles in which many companies are experiencing financial difficulties or uncertainty, clients and potential clients may cancel or delay spending on marketing, technology and other business initiatives.  Our efforts to down-size, when necessary, in a manner intended to mirror downturned economic conditions could be delayed and costly and could also result in us having inadequate people resources as economic conditions improve.  A downturn could result in reduced demand for our services, assignment cancellations or delays, lower revenues and operating margins resulting from price reduction pressures for our services, and payment and collection issues with our clients. Any of these events could materially and adversely impact our business, financial condition and results of operations.

Our markets are highly competitive and we may not be able to continue to compete effectively.

The markets for the services we provide are highly competitive.  We compete principally with large systems consulting and implementation firms, traditional and digital advertising and marketing agencies, offshore consulting and outsourcing companies, and clients’ internal information systems departments. Other competitors include boutique consulting firms that maintain specialized skills or are geographically focused.  Some of our competitors have significantly greater financial, technical and marketing resources, and generate greater revenues and have greater name recognition, than we do.  Often, these competitors offer a larger and more diversified suite of products and services than we offer.  If we cannot keep pace with the intense competition in our marketplace, our business, financial condition and results of operations will suffer.

Our future performance depends in part on support from independent software vendors, system integrators and other third-party software developers.

We depend on independent software vendors, system integrators and other third-party software vendors to create applications that will integrate with our own products and services. This presents certain risks to our business, including:

•
we cannot provide any assurance that these applications meet the same quality standards that we apply to our own development efforts, and to the extent they contain bugs or defects, they may create disruptions in our customers’ use of our software or negatively affect our brand;

•	these independent software vendors, system integrators and third-party software developers may not possess the appropriate intellectual property rights to develop and share their applications; and

•
some of these independent software vendors, system integrators and third-party software developers may use the insight they gain from using our software and from documentation publicly available to develop competing products or product features.

Many of these risks are not within our control to prevent, and our brand may be damaged if these applications do not perform to our customers’ satisfaction and that dissatisfaction is attributed to us.

We rely on third-party software and services that may be difficult to replace.

We license or purchase software and services provided by third parties to be included in some of our services and software offerings. Such third-party software and services may not continue to be available on commercially reasonable terms, if at all. The loss or inability to maintain our rights to use any of these software or services could result in delays in the sale of our services or software offerings until equivalent technology is either developed by us, or, if available, is identified, licensed and integrated, which could harm our business.

The market for the information technology consulting services we provide is competitive, has low barriers to entry, and is becoming increasingly consolidated, which may adversely affect our market position.

The market for the information technology consulting services we provide is competitive, rapidly evolving, and subject to rapid technological change. In addition, there are relatively low barriers to entry into this market and therefore new entrants may compete with us in the future. For example, due to the rapid changes and volatility in our market, many well-capitalized companies, including some of our partners, that have focused on sectors of the software and services industry that are not competitive with our business may refocus their activities and deploy their resources to be competitive with us.

A significant amount of information technology services are being provided by lower-cost non-domestic resources. The increased utilization of these resources for U.S.-based projects could result in lower revenues and margins for U.S.-based information technology companies. Our ability to compete utilizing higher-cost domestic resources and/or our ability to procure comparably priced offshore resources could adversely impact our results of operations and financial condition.

Our future financial performance will depend, in large part, on our ability to establish and maintain an advantageous market position. We currently compete with regional and national information technology consulting firms and, to a limited extent, offshore service providers and in-house information technology departments. Many of the larger regional and national information technology consulting firms have substantially longer operating histories, more established reputations and potential vendor relationships, greater financial resources, sales and marketing organizations, market penetration, and research and development capabilities, as well as broader product offerings, greater market presence, and name recognition. We may face increasing competitive pressures from these competitors. This may place us at a disadvantage to our competitors, which may harm our ability to grow, maintain revenues, or generate net income.

In recent years, there has been consolidation in our industry and we expect that there will be additional consolidation in the future. As a result of this consolidation, we expect that we will increasingly compete with larger firms that have broader product offerings and greater financial resources than we have. We believe that this competition could have a negative effect on our marketing, distribution and reselling relationships, pricing of services and products, and our product development budget and capabilities. One or more of our competitors may develop and implement methodologies that result in superior productivity and price reductions without adversely affecting their profit margins. In addition, competitors may win client engagements by significantly discounting their services in exchange for a client’s promise to purchase other goods and services from the competitor, either concurrently or in the future. These activities may potentially force us to lower our prices and suffer reduced operating margins. Any of these negative effects could significantly impair our results of operations and financial condition. We may not be able to compete successfully against new or existing competitors.

Our business, financial condition and results of operations may be materially impacted by military actions, global terrorism, natural disasters and political unrest.

Military actions and political unrest in the Middle East and in other parts of the world, global terrorism and natural disasters are among the factors that may adversely impact regional and global economic conditions and, concomitantly, our clients’ ability, capacity and need to invest in our services.  In addition to the potential impact of any of these events on the business of our clients, these events could pose a threat to our global operations and people. Additionally, natural disasters or other unanticipated catastrophes, both in the U.S. and globally, could disrupt our operations and negatively impact our business as well as disrupt our clients’ businesses, which may result in a further adverse impact on our business. As a result, significant disruptions caused by such events could materially and adversely affect our business, financial condition and results of operations.

If we do not attract and retain qualified professional staff, we may be unable to perform adequately our client engagements and could be limited in accepting new client engagements.

Our business is labor intensive, and our success depends upon our ability to attract, retain, train and motivate highly skilled employees.  The improvement in demand for marketing and business and technology consulting services has further increased the need for employees with specialized skills or significant experience in marketing, business and technology consulting, particularly at senior levels. We are expanding our operations, and these expansion efforts will be highly dependent on attracting a sufficient number of highly skilled people. We may not be successful in attracting enough employees to achieve our expansion or staffing plans.  Furthermore, the industry turnover rates for these types of employees are high, and we may not be successful in retaining, training and motivating the employees we attract.  Any inability to attract, retain, train and motivate employees could impair our ability to manage adequately and complete existing assignments and to bid for or accept new client engagements. Such inability may also force us to increase our hiring of expensive independent contractors, which may increase our costs and reduce our profitability on client engagements. We must also devote substantial managerial and financial resources to monitoring and managing our workforce and other resources. Our future success will depend on our ability to manage the levels and related costs of our workforce and other resources effectively.

The success of our business depends in large part on our ability to develop solutions and service offerings that keep pace with the changes in the markets in which we provide our services.

The professional services markets in which we operate are characterized by rapid technological change, evolving industry standards, changing customer preferences and new product and service introductions. Our future success will depend on our ability to develop solutions and service offerings that keep pace with changes in the markets in which we provide services.  We cannot be sure that we will be successful in developing new services addressing evolving technologies in a timely or cost-effective manner or, if these services are developed, that we will be successful in offering and deploying them in the marketplace.  In addition, we cannot be sure that products, services or technologies developed by others will not render our services non-competitive or obsolete. Our failure to address the demands of the rapidly evolving technological environment could have a material adverse effect on our business, results of operations and financial condition.  Our ability to remain competitive will also depend on our ability to design and implement, in a timely and cost-effective manner, solutions for clients that both leverage their legacy systems and appropriately utilize newer technologies. Our ability to implement solutions for our clients incorporating new developments and improvements in technology which translate into productivity improvements for our clients and to develop service offerings that meet current and prospective clients’ needs are critical to our success.

Our profits may decrease and/or we may incur significant unanticipated costs if we do not accurately estimate the costs of fixed-price engagements.

A portion of our service revenues is derived from fixed-price contracts, rather than contracts in which payment to us is determined on a time-and-materials basis.  Our failure to estimate accurately the resources and schedule required for an assignment, or our failure to complete our contractual obligations in a manner consistent with the assignment plan upon which our fixed-price contract was based, could adversely affect our overall profitability and could have a material adverse effect on our business, financial condition and results of operations.  Payment of our fees on fixed-price contracts is based on our ability to provide deliverables on certain dates or meet certain defined milestones. Our failure to produce the deliverables or meet the project milestones in accordance with agreed upon specifications or timelines, or otherwise meet a client's expectations, may result in non-payment of invoices, or termination of engagements.  In  addition, we may fix the price for some assignments at an early stage of the assignment engagement, which could result in a fixed price that is too low. Therefore, our inability to meet a client’s expectations or any changes from our original estimates could adversely affect our business, financial condition and results of operations.

Our profitability will be adversely impacted if we are unable to maintain our pricing and utilization rates as well as control our costs.

Our profitability derives from and is impacted by three primary factors: (i) the prices for our services; (ii) our professionals’ utilization or billable time; and (iii) our costs. To achieve our desired level of profitability, our utilization must remain at an appropriate rate, and we must contain our costs. Should we reduce our prices in the future as a result of pricing pressures, or should we be unable to achieve our target utilization rates and costs, our profitability could be adversely impacted.

We are dependent on, and may be adversely impacted by, the performance of third parties on certain complex engagements.

Certain complex engagements may require that we partner with specialized software or systems vendors or other partners to perform services.  Often in these circumstances, we are liable to our clients for the performance of these third parties.  Should the third parties fail to perform timely or satisfactorily, our clients may elect to terminate the engagements or withhold payment until the services have been completed successfully.  Additionally, the timing of our revenue recognition may be affected or we may realize lower profits if we incur additional costs due to delays or because we must assign additional personnel to complete the engagement.  Furthermore, our relationships with our clients and our reputation generally may suffer harm as a result of these third parties’ unsatisfactory performance.

We may be liable to our clients for substantial damages caused by our unauthorized disclosures of confidential information, breaches of data security, failure to remedy system failures or other material contract breaches.

We frequently receive or have access to confidential information from our clients, including confidential client data that we use to develop or support solutions.  If any person, including one of our employees, misappropriates client confidential information, or if client confidential information is inappropriately disclosed due to a breach of our computer systems, including an attack by computer programmers or hackers who may develop or deploy viruses, worms, or other malicious software programs, system failures or otherwise, we may have substantial liabilities to our clients or their customers. Further, any such compromise to our computer systems could disrupt our operations, as well as our clients’ operations.

Further, many of our assignments involve technology applications or systems that are critical to the operations of our clients’ businesses and handle very large volumes of transactions.  If we fail to perform our services correctly, we may be unable to deliver applications or systems to our clients with the promised functionality or within the promised time frame, or to satisfy the required service levels for support and maintenance.  Any such failures by us could result in claims for substantial damages by our clients against us.

We may be liable for breaches of confidentiality or data security, defects in the applications or systems we deliver or other material contract breaches that we may commit during the performance of our services (collectively, “Contract Breaches”).  In certain circumstances, we agree to unlimited liability for Contract Breaches.  Additionally, we cannot be assured that any insurance coverage will be applicable and enforceable in all cases, or sufficient to cover substantial liabilities that we may incur. Further, we cannot be assured that contractual limitations on liability will be applicable and enforceable in all cases. Accordingly, even if our insurance coverage or contractual limitations on liability are found to be applicable and enforceable, our liability to our clients for Contract Breaches could be material in amount and could materially and adversely affect our business, financial condition and results of operations. Moreover, such claims may harm our reputation and cause us to lose clients.

We rely on the availability of licenses to third-party software and other licensed intellectual property.

Many of our products and services include software or other intellectual property licensed from third parties, and we otherwise use software and other intellectual property licensed from third parties in our business. This exposes us to risks over which we may have little or no control. For example, a licensor may have difficulties keeping up with technological changes or may stop supporting the software or other intellectual property that it licenses to us. Also, it will be necessary in the future to renew licenses, expand the scope of existing licenses or seek new licenses, relating to various aspects of these products and services or otherwise relating to our business, which may result in increased license fees. These licenses may not be available on acceptable terms, if at all. In addition, a third party may assert that we or our end customers are in breach of the terms of a license, which could, among other things, give such third party the right to terminate a license or seek damages from us, or both. The inability to obtain or maintain certain licenses or other rights or to obtain or maintain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in delays in releases of products and services and could otherwise disrupt our business, until equivalent technology can be identified, licensed or developed, if at all, and integrated into our products and services or otherwise in the conduct of our business. Moreover, the inclusion in our products and services of software or other intellectual property licensed from third parties on a nonexclusive basis may limit our ability to differentiate our products from those of our competitors. Any of these events could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our services may infringe the intellectual property rights of third parties, and create liability for us as well as harm our reputation and client relationships.

The services that we offer to clients may infringe the intellectual property (“IP”) rights of third parties and result in legal claims against our clients and us.  These claims may damage our reputation, adversely impact our client relationships and create liability for us. Moreover, we generally agree in our client contracts to indemnify the clients for expenses or liabilities they incur as a result of third party IP infringement claims associated with our services, and the resolution of these claims, irrespective of whether a court determines that our services infringed another party’s IP rights, may be time-consuming, disruptive to our business and extraordinarily costly.  Finally, in connection with an IP infringement dispute, we may be required to cease using or developing certain IP that we offer to our clients.  These circumstances could adversely impact our ability to generate revenue as well as require us to incur significant expense to develop alternative or modified services for our clients.

We may be unable to protect our proprietary methodology.

Our success depends, in part, upon our proprietary methodology and other IP rights. We rely upon a combination of trade secrets, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees, contractors, vendors and clients, and limit access to and distribution of our proprietary information.  We cannot be certain that the steps we take in this regard will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our IP rights.

Risks Related to our Temporary Employee Staffing Business

We face significant employment-related legal risk.

We employ people internally and in the workplaces of other businesses.  Many of these individuals have access to client information systems and confidential information.  An inherent risk of such activity includes possible claims of errors and omissions; intentional misconduct; release, misuse or misappropriation of client intellectual property, confidential information, funds, or other property; cyber security breaches affecting our clients and/or us; discrimination and harassment claims; employment of undocumented aliens; criminal activity; torts; or other claims.  Such claims may result in negative publicity, injunctive relief, criminal investigations and/or charges, civil litigation, payment by us of monetary damages or fines, or other material adverse effects on our business. To reduce our exposure, we maintain insurance coverage for professional malpractice liability, fidelity, employment practices liability, and general liability in amounts and with deductibles that we believe is appropriate for our operations. Our insurance coverage, however, may not cover all potential claims against us, may require us to meet a deductible or may not continue to be available to us at a reasonable cost.

In this regard, we face various employment-related risks not covered by insurance, such as wage and hour laws and employment tax responsibility.  U.S. Courts in recent years have been receiving large numbers of wage and hour class action claims alleging misclassification of overtime eligible workers and/or failure to pay overtime-eligible workers for all hours worked.  In addition, there appears to be a heightened state and federal scrutiny of independent contractor relationships, which could adversely affect us given that we utilize a significant number of independent contractors to perform our services.  An adverse determination of the independent contractor status of these firms could result in a substantial tax or other liabilities.

We may be adversely affected by government regulation of the staffing business, and of the workplace.

Our business is subject to regulation and licensing in many states. There can be no assurance that we will be able to continue to obtain all necessary licenses or approvals or that the cost of compliance will not prove to be material.  If we fail to comply, such failure could materially adversely affect our financial results.

A large part of our business entails employing individuals on a temporary basis and placing such individuals in clients’ workplaces. Increased government regulation of the workplace or of the employer- employee relationship could have a material adverse effect on us.

Our collection, use and retention of personal information and personal health information create risks that may harm our business.

In the ordinary course of our business, we collect and retain personal information of our associates and flexible employees and their dependents including, without limitation, full names, social security numbers, addresses, birth dates, and payroll-related information. We use commercially available information security technologies to protect such information in digital format. We also use security and business controls to limit access to such information.  However, employees or third parties may be able to circumvent these measures and acquire or misuse such information, resulting in breaches of privacy, and errors in the storage, use or transmission of such information may result in breaches of privacy.  Privacy breaches may require notification and other remedies, which can be costly, and which may have other serious adverse consequences for our business, including regulatory penalties and fines, claims for breach of contract, claims for damages, adverse publicity, reduced demand for our services by clients and/or flex employment candidates, harm to our reputation, and regulatory oversight by state or federal agencies.

The possession and use of personal information and data in conducting our business subjects us to legislative and regulatory burdens. We may be required to incur significant expenses to comply with mandatory privacy and security standards and protocols imposed by law, regulation, industry standards or contractual obligations.

Significant legal actions could subject us to substantial uninsured liabilities.

Professional service providers are subject to legal actions alleging malpractice, breach of contract and  other legal theories.  These actions may involve large claims and significant defense costs. We may also be subject to claims alleging violations of federal or state labor laws.  In addition, we may be subject to claims related to torts, intentional acts or crimes committed by our full-time employees or temporary staffing personnel.  In some instances, we are contractually obligated to indemnify clients against such risks. A failure to observe the applicable standard of care, relevant 6D Global or client policies and guidelines, or applicable federal, state, or local laws, rules, and regulations could result in negative publicity, payment of fines, significant damage awards, or settlement expense. To reduce our exposure, we maintain insurance coverage for professional malpractice liability, fidelity, employment practices liability and general liability, in amounts and with deductibles that we believe are appropriate for our operations. Our insurance coverage, however, may not cover all claims against us or continue to be available to us at a reasonable cost.

Significant increases in payroll-related costs could adversely affect our business.

We are required to pay a number of federal, state and local payroll and related costs, including unemployment taxes, workers’ compensation and insurance premiums and claims, FICA, and Medicare, among others, related to our employees. Significant increases in the effective rates of any payroll-related costs would likely have a material adverse effect on us.  Over the last few years, many of the states in which we conduct business have continued to significantly increase their state unemployment tax rates in an effort to increase funding for unemployment benefits.  Costs could also increase as a result of health care reforms or the possible imposition of additional requirements and restrictions related to the placement of personnel. We may not be able to increase the fees charged to our clients in a timely manner or in a sufficient amount to cover these potential cost increases.

Our Competitors Have Greater Financial, Marketing and Distribution Resources.

The market for temporary staffing is intensely competitive. Gaining customers will be difficult due to our competitors’ sizes and resources. Our ability to increase revenues and generate profits is directly related to our ability to compete with our competitors. We face competition from competing companies in the same market that have greater financial, marketing, and distribution resources than we have. These greater resources could permit our competitors to implement extensive advertising and promotional programs, which we may not be able to match. We can provide no assurances that we will be able to compete successfully in the future as a larger firm.

We depend on the proper functioning of our information systems.

We are dependent on the proper functioning of information systems in operating our business.  Critical information systems are used in every aspect of our daily operations, most significantly, in the identification and matching of staffing resources to client assignments and in the customer billing and consultant or vendor payment functions. Our information systems are vulnerable to fire or casualty theft, technical failures, terrorist acts, cyber security breaches, power loss, telecommunications failures, physical or software intrusions, computer viruses, and similar events.  If our critical information systems fail or are otherwise unavailable, we would have to accomplish these functions manually, which could prove difficult or impossible, causing a material adverse effect on our business.

Also, any theft or misuse of information resulting from a security breach could result in, among other things, loss of significant and/or sensitive information, litigation by affected parties, financial obligations resulting from such theft or misuse, higher insurance premiums, governmental investigations, negative reactions from current and potential future customers (including potential negative financial ramifications under certain customer contract provisions) and poor publicity and any of these could adversely affect our financial results.  In addition, we depend on third-party vendors for certain functions, whose future performance and reliability we cannot control.

Our current market share may decrease as a result of limited barriers to entry for new competitors and discontinuation of clients outsourcing their staffing needs.

We face significant competition in the markets we serve, and there are limited barriers to entry for new competitors.  The competition among staffing services firms is intense. We compete for potential clients with providers of outsourcing services, systems integrators, computer systems consultants, temporary personnel agencies, search firms and other providers of staffing services. Some of our competitors possess substantially greater resources than we do. From time to time, we experience significant pressure from our clients to reduce price levels.  During these periods, we may face increased competitive pricing pressures and may not be able to recruit the personnel necessary to fulfill our clients’ needs.  We also face the risk that certain of our current and prospective clients will decide to provide similar services internally.

We may be unable to achieve anticipated benefits from the Exchange.

The anticipated benefits from the Exchange might not be achieved. The consummation of the Exchange required substantial attention from management.  The diversion of management’s attention, as well as any difficulties encountered in changing our name and transitioning our core business, could have an adverse impact on our business, financial condition and results of operations.  Further, we incurred significant expenses in completing the Exchange.

General Risks Related to our Business

Our ongoing business is subject to certain risks related to the Share Exchange with Six Dimensions, Inc.

The Exchange involved the changing of our name and transitioning of our core business.  We are devoting significant management attention and resources to transitioning the Company.  However, the Exchange may present certain risks to our business and operations including, among other things, risks that:

•	the transition of our core business may take longer, be more difficult, time-consuming or costly to accomplish than expected;

•	we may be unable to avoid [potential liabilities and] unforeseen increased expenses or delays associated with the Exchange;

•	there may be unanticipated changes in the markets for the Company’s core business;

•	branding or rebranding initiatives may involve substantial costs and may not be favorably received by customers;

•	there may be unanticipated downturns in business relationships with customers;

•	there may be increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing;

Accordingly, there can be no assurance that the following eventualities will occur: (i) the Exchange will result in the realization of the full benefits of transitioning our core business that we currently expect; (ii) the potential benefits of transitioning will be achieved within the anticipated timeframe; or (iii) we will be able to implement new strategies to transform the newly renamed and rebranded Company.  Failure to successfully transition the businesses may have a material adverse effect on our business and financial results.

We are dependent on our key employees

Our success depends in large part upon the continued services of a number of key employees.  Our employment arrangements with key personnel provide that employment is terminable at will by either party.  The loss of the services of any of our key personnel could have a material adverse effect on our business, financial condition and results of operations. Competition for such personnel is intense. And if our key employees resign from 6D Global to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients or employees to any such competitor could have a material adverse effect on our business, financial condition and results of operations.  We cannot be certain that any agreements we require our employees to enter into will be effective in  preventing them from engaging in these actions or that courts or other adjudicative entities will substantially enforce these agreements.

Our clients could unexpectedly terminate their contracts for our services.

Most of our contracts can be canceled by the client with limited advance notice and without significant penalty.  A client’s termination of a contract for our services could result in a loss of expected revenues and additional expenses for staff that were allocated to that client’s assignment.  We could be required to maintain underutilized employees who were assigned to the terminated contract. The unexpected cancellation or significant reduction in the scope of any of our large assignments, or client termination of one or more recurring revenue contracts could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to recognize revenue in the period in which our services are performed, which may contribute to fluctuations in our revenue and margins.

We provide our services under time-and-materials, fixed-price, and retainer contracts.  All revenue is recognized pursuant to generally accepted accounting principles.  These principles require us to recognize revenue once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectability is reasonably assured.  If we perform our services prior to the period in which we are able to recognize the associated revenue, our revenue and margins may fluctuate from quarter to quarter.

We have significant fixed operating costs, which may be difficult to adjust in response to unanticipated fluctuations in revenues.

A high percentage of our operating expenses, particularly salary expense, rent, depreciation expense and amortization of purchased intangible assets, are fixed in advance of any particular quarter.  As a result, an unanticipated decrease in the number or average size of, or an unanticipated delay in the scheduling for, our assignments may cause significant variations in operating results in any particular quarter and could have a material adverse effect on operations for that quarter.

An unanticipated termination or decrease in size or scope of a major assignment, a client’s decision not to proceed with an assignment we anticipated or the completion during a quarter of several major client assignments could require us to maintain underutilized employees and could have a material adverse effect on our business, financial condition and results of operations.  Our revenues and earnings may also fluctuate from quarter to quarter because of such factors as:

•	the contractual terms and timing of completion of assignments, including achievement of certain business results;

•	any delays incurred in connection with assignments;

•	the adequacy of provisions for losses and bad debts;

•	the accuracy of our estimates of resources required to complete ongoing assignments; and

•	general economic conditions.

We rely on short-term engagements with most of our clients.

Because long-term engagements are not a significant part of our business, future financial results cannot be reliably predicted by considering past trends or extrapolating past results.

Changes in our effective tax rate or tax liability may have an adverse effect on our results of operations.

Our effective tax rate could be adversely impacted by several factors, some of which are outside our control, including:

•	changes in relative amounts of income before taxes in the various jurisdictions in which we operate that have differing statutory tax rates;

•	our ability to accurately value certain assets, including intellectual property;

•	changes in tax laws and the interpretation of those tax laws;

•
changes to our assessments about the realizability of our deferred tax assets which are based on estimates of our future results, the prudence and feasibility of possible tax planning strategies and our internal structure, and the economic environment in which we do business;

•	the outcome of future tax audits and examinations; and

•	changes in generally accepted accounting principles that affect the accounting for taxes.

In the ordinary course of our business, many transactions occur for which the ultimate tax determination is uncertain. Significant judgment is required in determining our worldwide provision for income taxes. The final determination could be materially different from our historical tax provisions and accruals.

Adverse results in tax audits could result in significant cash expenditures or exposure to unforeseen liabilities.

We are subject to periodic federal, state, and local tax audits for various tax years. Although our attempts to comply with all taxing authority regulations, adverse findings or assessments made by taxing authorities as the result of an audit could have a material adverse effect on us.

Due to inherent limitations, there can be no assurance that our system of disclosure and internal controls and procedures will be successful in preventing all errors and fraud, or in making all material information known in a timely manner to management.

Our management, including our Chief Executive Officer and interim Chief Financial Officer, does not expect that our disclosure controls and internal controls will prevent all errors and fully eliminate the possibility of fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within 6D Global have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake.  Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control.

The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations, misstatements due to error or fraud may occur and not be detected.

Our business is dependent upon maintaining our reputation, our relationships, and our performance.

The reputation and relationships that we have established and currently maintain with our customers are important to maintaining existing business and identifying new business.  If our reputation or relationships were damaged, it could have a material adverse effect on our operations.  In addition, if our performance does not meet our customers’ expectations, our revenues and operating results could be materially harmed.

We may not be able to maintain sufficient cash flow or borrowing capacity to support operations.

See the “Liquidity and Capital Resources” portion of the MD&A in this report.

We are exposed to intangible asset risk which could result in future impairment.

A significant and sustained decline in our stock price and market capitalization, a significant decline in our expected future cash flows, a significant adverse change in the business climate, slower growth rates, or changes in our business strategy could result in the need to perform an impairment analysis.  If we were to conclude that a future write down of our goodwill or other intangible assets is necessary, it could result in material charges that are adverse to our operating results and financial position.  See Note 6 – “Goodwill and Other Intangible Assets” to the Condensed Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 6D Global Technologies Inc. for further details.

We face certain risks in collecting our trade accounts receivable.

We generate a significant amount of trade accounts receivable from our customers.  Delays or defaults in payments owed to us could have a material adverse effect on our financial condition and results of operations. Factors that could cause a delay or default include business failures, turmoil in the financial and credit markets, sluggish or recessionary U.S. economic conditions, our exposure to customers in high- risk sectors such as the financial services industry, and declines in the credit worthiness of our customers.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. And, our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our common stock, and our existing stockholders may experience dilution.

The financial markets may experience significant turmoil, which may negatively impact our liquidity and our ability to obtain financing.

If we attempt to obtain financing, financial market turmoil could negatively impact our ability to obtain such financing on favorable terms.

Our Chairman of the Board has significant voting power and may effectively control the outcome of any stockholder vote.

Tejune Kang, current Chairman of the Board of Directors and Chief Executive Officer of the Company holds, in the aggregate, approximately 30.3% of the outstanding shares of our common stock as of November 10, 2014. As a result, Mr. Kang has the ability to substantially influence and, in some cases, may effectively control the outcome of corporate actions requiring stockholder approval, including the election of directors.  This concentration of ownership may also have the effect of delaying or preventing a change in control of 6D Global, even if such a change in control would benefit other investors.

The largest holder of our common stock has significant voting power and may effectively control the outcome of any stockholder vote.

NYGG (Asia), Ltd. holds, in the aggregate, approximately 45.6% of the outstanding shares of our common stock as of November 10, 2014.  As a result, NYGG (Asia) has the ability to substantially influence and, in some cases, may effectively control the outcome of corporate actions requiring stockholder approval, including the election of directors.  This concentration of ownership may also have the effect of delaying or preventing a change in control of 6D Global, even if such a change in control would benefit other investors.

Our recent increase in our authorized shares of common stock could result in future dilution of our common stock.

Our increase in the number of authorized shares of common stock to 160,000,000 in September 2014 allows us to issue many more shares of common stock. If we sell additional equity, those sales could result in additional dilution to our stockholders.

Our stock is listed on the NASDAQ stock market Capital Market and there is a limited trading volume for our common stock on the OTCQB.

Our stock is listed on the NASDAQ stock market and current trades on the OTCQB with limited trading volume.  As a result, relatively small trades of our common stock may have a significant impact on the price of our common stock and, therefore, may contribute to the price volatility of our common stock. Because of the limited trading volume in our common stock and the price volatility of our common stock, stockholders may be unable to sell their shares of common stock when they desire or at the price they desire.  The inability for our stockholders to sell their shares in a declining market because of such illiquidity or at a price they desire may substantially increase their risk of loss.  In addition, until our common stock trades on the NASDAQ stock market, trading on the OTCQB could materially adversely affect our ability to raise capital on terms acceptable to us or at all and could adversely affect institutional investor interest.

Our stock price may be volatile, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	technological innovations or new products and services by us or our competitors;

•	announcements or press releases relating to the digital marketing sector or to our business or prospects;

•	additions or departures of key personnel;

•	regulatory, legislative or other developments affecting us or the digital technology industry generally;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	volume and timing of customer contracts;

•	industry developments;

•	economic and other external factors; and;

•	changes period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

5. Representations and Warranties of the Subscriber.   The Subscriber hereby represents and warrants to the Company as follows:

(a) The Subscriber hereby irrevocably agrees to purchase the Common Stock for the amount set forth by Subscriber on the signature page to this Subscription Agreement if and when such subscription is accepted by the Company in its sole discretion.    The Subscriber shall tender to the

Company, at the time of his or her subscription, the entire amount of Subscriber’s subscription. Payment of such amount shall be made by wire transfer to the Company in accordance with the instructions on the second page of this offering booklet at the time Subscriber tenders Subscriber’s subscription documents.

(b) The Subscriber understands and agrees that, after the Company’s receipt of this Agreement, the Company will review Subscriber’s eligibility and will determine whether to accept or reject this subscription in whole or in part, in its sole and absolute discretion, for any reason whatsoever. The purchase and sale of Common Stock pursuant to this Agreement will be effective only if, when and to the extent the Company, in its sole discretion, accepts Subscriber’s subscription by countersignature on the signature page hereof indicating the shares of common stock being sold and, if Subscriber’s payment for the shares of Common Stock is made. If the subscription has been rejected for any reason, payment relating to any shares of common stock will be promptly returned, without interest, deduction or offset.

(c) The Subscriber acknowledges that the Company has not made nor is making any representations or warranties, express or implied, concerning, among other things, the present or likely value of the shares of common stock, or the prospects of the Company. The Subscriber is aware that the purchase of Common Stock involves a high degree of risk and can result in a complete loss of the Subscriber’s investment. In subscribing for Common Stock, Subscriber acknowledges that, notwithstanding any financial projections or sources and uses of proceeds provided to the Subscriber for illustrative purposes, the Subscriber is not relying upon the Company or 6DT attaining any projected results of operations, cash flow or financial condition in making an investment in the shares of Common Stock.

(d) The Subscriber (i) is an accredited investor within the meaning of Rule 501 of the Securities and Exchange Commission (the “Commission”) under the Securities Act; (ii) understands the meaning of the term “accredited investor” and that, in order to be treated as an accredited investor, Subscriber must meet one of the tests for an accredited investor set forth on Appendix A to this Agreement; and (iii) has read Appendix A and is an accredited investor based on satisfying the test for accredited investors as set forth on the signature page of this Agreement;

(e) The Subscriber is a sophisticated investor in securities of companies and acknowledges that Subscriber can bear the economic risk of the Subscriber’s investment, and that the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in shares of common stock. The Subscriber acknowledges that the information set forth in the Offering materials is not intended to be exhaustive and is provided only as a guide to assist the Subscriber in making an independent investigation of the Company. The Subscriber understands that the Offering materials does not contain all of the information that would normally be contained in a prospectus used in a public offering, or in an offering memorandum typically used in a private offering. The Subscriber acknowledges having had the opportunity to ask questions of the Company concerning the Company’s business and activities and prospects, the shares of Common Stock and the terms and conditions of this Offering, 6DT’s planned operations and prospects, and obtained such additional information and reviewed such documents as the Subscriber deemed necessary.

(f)  The Company has fully answered all inquiries of the Subscriber, if any, concerning such matters and has afforded the Subscriber the opportunity to obtain any additional information (to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information given to the Subscriber.  The Subscriber has discussed the Offering materials  and  all related matters, to the extent  the Subscriber deems necessary, with the Subscriber’s legal, tax, accounting, financial and other advisors, including, without limitation, to the extent relevant, the matters referred to in subsections (d) and (e) of this Section .  The Subscriber is aware of the tax consequences of owning common stock, is aware of the ability of the Company to issue additional shares of common stock, and that the Subscriber may suffer significant dilution in the event that the Company or 6DT raises additional funds through the issuance of its securities.  The Subscriber has independently determined that the shares of common stock are a suitable investment of Subscriber.

(g) The Subscriber recognizes, understands and acknowledges that there are substantial restrictions on the transferability of the shares of common stock, and that Subscriber may have to hold the shares of Common Stock indefinitely and may not be able to liquidate Subscriber’s investment in Common Stock when Subscriber wishes to do so, if at all, because among other things: (i) Common Stock cannot be offered or sold unless an exemption from registration is available under the Securities Act or the Common Stock is registered under the Securities Act, and (ii) the Company is under no obligation to register the shares of Common Stock or assist the Subscriber in complying with any exemption from registration. Accordingly, the Subscriber will not transfer any shares of Common Stock except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.

(h) The Subscriber’s overall commitment to investments is not disproportionate to the Subscriber’s net worth; the purchase of the shares of Common Stock will not cause the Subscriber’s overall commitments to such investments to become disproportionate or excessive; and the Subscriber has adequate means of providing for the Subscriber’s current needs and personal contingencies and has no need for liquidity in this investment.

(i) The Subscriber agrees, acknowledges and understands that if it is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by FINRA’s Rules  of Fair  Practice,  receipt  of which  must  be  acknowledged  by such  firm  in  the  investor questionnaire attached hereto as Exhibit A.

(j) The Subscriber is acquiring shares of Common Stock pursuant to this Agreement for investment and not with a view to the sale or distribution thereof, for Subscriber’s own account and not on behalf of others and has not granted any other person any interest or participation in or right or option to purchase all or any portion of the shares of Common Stock. No other person has, or will upon acquisition or immediately thereafter, have a direct or indirect beneficial interest in the shares of Common Stock. Subscriber is aware that the shares of Common Stock are restricted securities within the meaning of Rule 144 of the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration. The Subscriber understands the meaning of these restrictions. The Subscriber is not participating, directly or indirectly, in an underwriting or any such distribution or other transfer of the shares of Common Stock. The Subscriber does not now have reason to anticipate any change in the Subscriber’s circumstances or any other particular event which would cause the Subscriber to have a need to sell the shares of Common Stock.

(k) The Subscriber is not subscribing for the shares of Common Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(l) The Subscriber has relied on the advice of, or has consulted with, only the Subscriber’s own legal, tax, financial, investment and other advisors to the extent that Subscriber deems advisable.

(m)  The Subscriber is a resident of the jurisdiction set forth on the signature page hereto.

(n) If the Subscriber is a corporation, partnership, trust, limited liability company or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to enter into and perform this Agreement and to invest in the shares of Common Stock provided herein; (ii) an investment in the Company will not result in any violation of, or conflict with, any term or provision of the charter, bylaws or other organizational documents of the Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject; (iii) an investment in the Company has been duly authorized by all necessary action on behalf of the undersigned; and (iv) this Subscription Agreement has been duly executed and delivered on behalf of the Subscriber and constitutes a legal, valid and binding agreement of the undersigned.

(o) If the Subscriber is a corporation, partnership, trust, limited liability company or other entity, the person signing this Agreement on its behalf hereby represents and warrants that the information being provided by signing this Agreement is true and correct with respect to such corporation, partnership, trust, limited liability company or other entity, as the case may be.

(p) If the Subscriber is purchasing the shares of Common Stock subscribed for hereby in a representative or fiduciary capacity,  the  representations  and  warranties  contained herein  (and  in any other written statement or document delivered to the Company in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such shares of Common Stock are being purchased.

(q) There is no requirement applicable to the Subscriber to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of, any person or any governmental or regulatory authority as a condition to the lawful consummation by the Subscriber of the purchase of Common Stock pursuant to this Agreement, which has not already been obtained.

(r) Neither the execution and delivery of this Agreement by the Subscriber nor the consummation of the transactions contemplated herein will (i) result in a default or constitute an event of default or a breach (or gives rise to any right of termination, cancellation or acceleration, or result in any lien, charge or encumbrance upon any property or assets of the Subscriber) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Subscriber is a party or by which the Subscriber or any of its properties or assets is bound, or (ii) violate any order, writ, injunction, decree, statute or regulation or any other restriction of any kind or character in the United States applicable to the Subscriber or any of its properties or assets, which violation would have a material adverse effect on its business or operations.

(s) The Subscriber represents and warrants that no broker or finder was involved directly or indirectly in connection with the Subscriber’s purchase of the shares of Common Stock pursuant to this Agreement. The Subscriber shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Subscriber’s warranty contained in this Section unless the Company has agreed in advance to payment to such finder or broker.

(t) The Subscriber acknowledges that none of the Offering materials have been approved or disapproved by the Commission or any other Federal or state governmental agency or any national securities exchange. Neither the Commission nor any such agency or exchange of any jurisdiction has passed upon the accuracy or adequacy of any of the Offering materials or the merits of an investment in the shares of Common Stock.  Any representation to the contrary is a criminal offense.

(u) All of the information provided by the Subscriber to the Company in this Agreement and related documentation is true and correct.  The Subscriber has been informed by the Company that the issuance of the shares of Common Stock pursuant to this Agreement is intended to be exempt under Section 4(2) of the Securities Act and: (A) Regulation D, and in particular, Rule 506, of the Commission promulgated under the Securities Act or (B) the safe-harbor set forth in Regulation S adopted under the Securities Act that provides certain offerings conducted outside the United States are not subject to the registration requirements of the Securities Act, and similar exemptions under state law and applicable exemption under state securities laws, and the Subscriber understands that such exemption is dependent upon the accuracy of the information contained in the Subscriber’s representations set forth in this Agreement. The  Subscriber  represents  and  warrants  that  the  address  set  forth  on  the signature page is the Subscriber’s true and correct address, and understands that the Company will rely on the Subscriber’s representations  contained  in  this  Agreement  and  the  information  furnished  to  the Company  in connection with this subscription including in making filings under state securities or blue sky laws.

(v) The Subscriber agrees to indemnify and hold harmless the Company and its directors, officers,  shareholders,  affiliates,  advisers, placement agent  and its representatives, counsel  and employees and anyone acting on behalf of the Company from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) which they may incur by reason of any breach of the representations and warranties made by Subscriber in this Agreement, or in any document provided by the Subscriber to the Company.

(w) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

(x) The Subscriber agrees, acknowledges and understands that  the  Company and  its counsel, are entitled to rely on the representations, warranties and covenants made by the Subscriber herein.

6. Representations  and  Warranties  of the Company. The Company hereby represents and warrants to the Subscriber as follows:

(a) There are no material misstatements or omissions in this Subscription Agreement or any information provided in the Offering materials.

(b) The Company is a corporation duly formed and in good standing under the laws of the State of Nevada with full power and authority to conduct its business as presently contemplated.

(c) The Company has the power to execute, deliver and perform this Subscription Agreement and any other agreement contemplated herein.

(d) If and when the Company accepts the Subscriber’s subscription and the applicable funds clear, the Subscriber will become a holder of the shares of Common Stock.

7.  Confidentiality.

(a) The Subscriber acknowledges that in connection with the shares of Common Stock, the Subscriber may have access to books and records of the Company and its affiliates (individually or collectively, for purposes of this Section 4, the “Company”) or other information of the Company or its business that is proprietary or otherwise confidential, the unauthorized disclosure or use of which could cause material harm to the Company’s business.  Accordingly, Subscriber hereby agrees that the Subscriber shall hold the Company’s Confidential Information (as hereafter defined) strictly confidential and will not make any use of or disclose, nor authorize or permit any third party to use or disclose, in whole or in part, any Confidential Information nor disclose any Confidential Information, in whole or in part, to any third party, except in connection with the enforcement of the Subscriber’s rights under this Agreement and the transactions contemplated hereby. However, the Subscriber may furnish or otherwise disclose the Confidential Information to any professional adviser who needs to know such information for the purpose of assisting the Subscriber in the evaluation of any such rights or claims (the “Subscriber’s Agent”) provided that (i) each Subscriber’s Agent shall be informed by of the confidential nature of the Confidential Information, and (ii) the Subscriber shall be responsible for any breach of this Agreement by each Subscriber’s Agent.

(b) “Confidential   Information” means any and all confidential and proprietary information or trade secrets of the Company, of any nature, whether written or oral and in any medium, relating directly or indirectly to the Company, its personnel, customers, suppliers and other third parties, which is not generally known or which the Company deems confidential, including, without limitation, supplier lists, distributor lists, customer lists, price lists, financial statements and other financial matters, business plans, market research and strategies, contracts, inventions, patents, patent applications, software, hardware, manufacturing and sale processes and any other proprietary processes, methods, research activities and/or know-how and similar items. However, “Confidential Information” shall not include any information which the Subscriber can demonstrate (i) is generally known  outside  the industry  in which the Company operates at the time of disclosure, or that  subsequently  becomes generally known through no fault of the Subscriber; (ii) was already known to the Subscriber at the time of disclosure by the Company and which knowledge is supported by documentary evidence; or (iii) was independently developed by a Subscriber, without reliance on or reference to any Confidential Information disclosed by the  Company and  which independent development is supported by documentary evidence.

(c) The Subscriber acknowledges that the Subscriber’s covenants in this Section 6 are a material inducement to the Company to the acceptance by the Company of the Subscriber’s subscription to purchase shares of Common Stock. The Subscriber hereby agrees that the Subscriber’s breach or threatened breach of any of the provisions of this Section 6 shall cause immediate and irreparable harm to the Company, and, in such event, that the Company may obtain, without  the  posting  of  any bond, preliminary and permanent injunctions prohibiting the Subscriber from use or disclosure of the Confidential Information from any court of competent jurisdiction, in addition to and without limiting  any other  remedies available to the Company at law or in equity.

(d) The covenants and obligations of the Subscriber contained in this Section 4 shall survive any termination of this Agreement and the payment of the shares of Common Stock or the termination of Subscriber’s ownership interest in the Company. Upon the Company’s request, the Subscriber shall return or destroy any copies of Confidential Information that Subscriber has in Subscriber’s possession or control, as well as any documents incorporating or describing such Confidential Information, and deliver to the Company a certification that such destruction or return has occurred.

8.  Miscellaneous.

(a) Except as otherwise specifically stated herein, all notices provided for in this Agreement shall be in writing signed by the party giving such notice, and sent by a nationally recognized overnight courier or sent by registered or certified mail (air mail if overseas), return receipt requested.  Notices shall be deemed to have been given three days after mailing or one day after delivery to overnight courier. Notices shall be sent to the Company, at 17 State Street, Suite 450, New York, New York 10004, and to Subscriber at Subscriber’s address and facsimile number set forth on the signature page, or to such other address as any party shall designate in the manner provided in this Section 8(a).

(b) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without giving effect to New York’s choice of laws rules. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement, other than those seeking injunctive relief, shall be brought exclusively in any Federal or state court in the State of New York (but may be appealed to any court with appropriate jurisdiction); (ii) irrevocably submits to and accepts, with respect to his or its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts; and (iii) agrees that any action against such party may be commenced by service of process by any method of notice set forth in this Agreement other than facsimile.

(d) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(e) Neither this Agreement nor any of Subscriber’s rights hereunder may be transferred or otherwise assigned hereunder except with the prior written consent of the Company, which may be granted or withheld in its sole discretion.

(f) This Agreement may be executed and delivered in two or more counterparts and by facsimile or electronic copy (pdf), each of which shall be deemed an original but all of which together shall constitute one and the same document.

(g) The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the shares of Common Stock.

[-signature page follows-]

SIGNATURE PAGE

The Subscriber hereby offers to purchase and subscribe to:                                                          Shares and encloses payment for an aggregate investment of $                                             .

Name of Subscriber

Signature of Subscriber

Name of Joint Subscriber
(If Applicable)

Signature of Joint Subscriber
(If Applicable)

Name and Title of Authorized Signatory
(If Applicable)

(Print) Street Address - Residence

(Print) City, State and Zip Code

Social Security/Taxpayer I.D. Number (If any):

AGREED TO AND ACCEPTED:

November                            , 2014

6D Global Technologies, Inc.

By:
  Name: Tejune Kang
  Title: Chief Executive Officer